EXHIBIT 23


                        Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-91671) of National Instruments Corporation of our report dated January 18, 2001 relating to the financial statements and the financial statement schedule, which appears in this Form 10-K.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Austin, Texas
February 7, 2001